UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 1, 2021

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On April 1, 2021, Bonanza Creek Energy, Inc., a Delaware corporation (“Bonanza Creek”), completed its previously announced acquisition of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”), pursuant to the terms of HighPoint’s prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Prepackaged Plan”), which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on March 18, 2021 pursuant to a confirmation order (the “Confirmation Order”) and went effective on April 1, 2021.

The Prepackaged Plan implements the merger (the “Merger”) and restructuring transactions (together with the Merger, the “Transaction”) in accordance with the Agreement and Plan of Merger, dated as of November 9, 2020 (the “Merger Agreement”), by and among Bonanza Creek, HighPoint and Boron Merger Sub, Inc., a wholly-owned subsidiary of Bonanza Creek (“Merger Sub”). Pursuant to the Prepackaged Plan and the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and the effective date under the Prepackaged Plan (the “Effective Date”), Merger Sub merged with and into HighPoint, with HighPoint continuing as the surviving corporation and wholly-owned subsidiary of Bonanza Creek. At the Effective Time, each eligible share of common stock, par value $0.001 per share, of HighPoint (“HighPoint Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.11464 shares of Bonanza Creek Common Stock, with cash paid in lieu of the issuance of any fractional shares.

Concurrently with the Merger and pursuant to the Prepackaged Plan, and in exchange for the $625 million in aggregate principal amount outstanding of 7.0% Senior Notes due 2022 of HighPoint Operating Corporation (“HighPoint OpCo”) and 8.75% Senior Notes due 2025 of HighPoint OpCo (collectively, the “HighPoint Senior Notes”), Bonanza Creek issued to all holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of common stock, par value $0.01 per share, of Bonanza Creek (“Bonanza Creek Common Stock”) and (ii) $100 million aggregate principal amount of 7.5% Senior Notes due 2026 of Bonanza Creek (“Bonanza Creek Senior Notes”).

The events described in this Current Report on Form 8-K took place in connection with the completion of the Transaction.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

Upon the Effective Date, pursuant to the terms of the Merger Agreement and the Prepackaged Plan, Bonanza Creek issued the Bonanza Creek Senior Notes pursuant to an indenture (the “Indenture”), dated April 1, 2021, by and among Bonanza Creek, U.S. Bank National Association, as trustee (the “Trustee”), and the subsidiary guarantors party thereto. The Bonanza Creek Senior Notes are the senior unsecured obligations of Bonanza Creek and the subsidiaries of Bonanza Creek that are guarantors of the Bonanza Creek Senior Notes. The Indenture contains restrictive covenants that, among other things, restrict the ability of Bonanza Creek and each of its restricted subsidiaries to: (i) incur additional indebtedness and issue preferred stock; (ii) pay dividends or make other distributions in respect of Bonanza Creek common stock; (iii) make other restricted payments and investments; (iv) create liens; (v) restrict distributions or other payments from Bonanza Creek’s restricted subsidiaries; (v) sell assets, including capital stock of restricted subsidiaries; (vi) merge or consolidate with other entities; and (vi) enter into transactions with affiliates. These restrictive covenants are subject to a number of important qualifications and limitations. In addition, certain of these restrictive covenants will be suspended before the Bonanza Creek Senior Notes mature if at any time no default or event of default exists under the Indenture and the Bonanza Creek Senior Notes receive an investment grade rating from at least two ratings agencies. The Indenture also contains customary events of default.

The Bonanza Creek senior notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each restricted subsidiary that guarantees a credit facility (as defined in the Indenture) of Bonanza Creek.

The foregoing description of the Indenture is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

First Supplemental Indenture

Immediately after the Effective Time, HighPoint, HighPoint OpCo, and Fifth Pocket Production, LLC, a Colorado limited liability company (collectively, the “HighPoint guarantors”), Bonanza Creek, and the Trustee entered into a first supplemental indenture (the “First Supplemental Indenture”), dated April 1, 2021, to the Indenture, pursuant to which such HighPoint guarantors unconditionally guaranteed all of Bonanza Creek’s obligations under the Bonanza Creek Senior Notes and the Indenture.

The foregoing description of the First Supplemental Indenture is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Second Amendment to the Bonanza Creek Credit Agreement

Immediately after the Effective Time, in connection with the Merger, Bonanza Creek, JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and a syndicate of financial institutions, as lenders, entered into an amendment, dated April 1, 2021 (the “Second Amendment”), to Bonanza Creek’s Credit Agreement, dated as of December 7, 2018, among Bonanza Creek, the Administrative Agent, and the lenders party thereto (the “Credit Agreement”), to, among other things: (i) increase the aggregate maximum commitment amount from $750,000,000 to $1,000,000,000; (ii) increase the available borrowing base from $260,000,000 to $500,000,000; (iii) increase (A) the LIBOR floor from zero to .50% and (B) the alternate base rate floor from zero to 1.50%; (iv) increase the maximum amount of unrestricted cash and cash equivalents subject to a first priority lien in favor of the Administrative Agent that can be netted against total debt in the calculation of the maximum permitted leverage ratio, from $25,000,000 to $35,000,000; (v) decrease (A) for any fiscal quarter ending on or after April 1, 2021, the maximum permitted net leverage ratio from 3.50 to 3.0 and (B) the maximum permitted leverage ratio for purposes of making a restricted payment, investment or optional or voluntary redemption from 2.75 to 1.0; and (vi) amend certain other covenants and provisions. Under the Credit Agreement and as amended by the Second Amendment, Bonanza Creek’s credit facility will be guaranteed by all restricted domestic subsidiaries of Bonanza Creek including by HighPoint and its subsidiaries, and will be secured by first priority security interests on substantially all assets, including a mortgage on at least 90% of the total value of the proved oil and gas properties evaluated in the most recently delivered reserve reports prior to the amendment effective date, including any engineering reports relating to the oil and gas properties of HighPoint and its subsidiaries, of each of Bonanza Creek, all restricted domestic subsidiaries of Bonanza Creek and HighPoint and its subsidiaries, in each case, subject to customary exceptions.

The foregoing description of the Second Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreement

Pursuant to the terms of the Merger Agreement and as of the Effective Time, Bonanza Creek and Franklin Advisers, Inc. (the “RRA Holder”) have entered into a Registration Rights Agreement, dated April 1, 2021 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, among other things and subject to certain restrictions, Bonanza Creek will be required to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 registering for resale the shares of the Bonanza Creek Common Stock issuable to the RRA Holder upon consummation of the Transactions and to conduct one organized offering, whether a registered underwritten offering or a block trade, upon the request of the RRA Holder. The Registration Rights Agreement also provides the RRA Holder with customary piggyback registration rights.

Additionally, the RRA Holder has agreed to certain restrictions on sales of Bonanza Creek Common Stock, beginning at the Effective Time and lasting until the earlier of (i) the second anniversary of the Effective Time and (ii) the last day of the fiscal quarter in which the RRA Holder owns less than 10% of the outstanding Bonanza Creek Common Stock. Unless the RRA Holder has received the prior written consent of Bonanza Creek, their monthly sales of Bonanza Creek Common Stock, together with sales by its affiliates, will be limited to (a) for the first six months following the Effective Time, 1% of the outstanding Bonanza Creek Common Stock, (b) for the second six months following the Effective Time, 1.5% of the outstanding Bonanza Creek Common Stock, and (c) for the second year following the Effective Time, 2% of the outstanding Bonanza Creek Common Stock.

The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of the HighPoint Credit Facility

In connection with the consummation of the Merger and the occurrence of the Effective Date, on April 1, 2021, HighPoint terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Fourth Amended and Restated Credit Facility (as amended from time to time, the “HighPoint Credit Agreement”), by and among HighPoint, as parent guarantor, HighPoint OpCo, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the HighPoint Credit Agreement, on April 1, 2021, all outstanding obligations for principal, interest and fees under the HighPoint Credit Agreement were paid off in full (other than certain letters of credit which are being assumed by Bonanza Creek) and all liens securing such obligations and any letter of credit or hedging obligations permitted by the HighPoint Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Termination of the HighPoint Senior Notes

Upon the Effective Date, the HighPoint Senior Notes were cancelled pursuant to the Confirmation Order and thereafter represented only the right to receive an aggregate of (i) 9,314,214 shares of Bonanza Creek Common Stock and (ii) $100 million aggregate principal amount of Bonanza Creek Senior Notes.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note of this Current Report on Form 8-K, on April 1, 2021, Bonanza Creek completed its previously announced acquisition of HighPoint as part of HighPoint’s reorganization under Chapter 11 of the United States Bankruptcy Code. At the Effective Time, each eligible share of HighPoint Common Stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.11464 shares of Bonanza Creek Common Stock, with cash paid in lieu of the issuance of any fractional shares.

Pursuant to the terms of the Prepackaged Plan, upon the Effective Date, concurrently with the Merger and in exchange for the $625 million in aggregate principal amount outstanding of HighPoint Senior Notes, Bonanza Creek issued to holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of Bonanza Creek Common Stock and (ii) Bonanza Creek Senior Notes in an aggregate principal amount equal to $100 million, to be allocated pro rata among holders.

The issuance of Bonanza Creek Common Stock and the Bonanza Creek Senior Notes in connection with the Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Bonanza Creek’s registration statements on Form S-4, as amended (Registration Statement Nos. 333-251401 and 333-251402), which were declared effective by the Commission on February 9, 2021. The related joint proxy statement/prospectus and exchange offer prospectus contain additional information about the Merger.

The foregoing description of the Merger, the Merger Agreement, the Prepackaged Plan, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement and the Confirmation Order, copies of which are attached hereto or incorporated by reference as Exhibits 2.1 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.

As contemplated by the Merger Agreement, Jack Vaughn and Scott Vogel resigned from the Bonanza Creek board of directors (the “Board”) effective as of immediately prior to the Effective Time. Effective as of the Effective Time, the Board appointed Audrey Robertson and James E. Craddock, whose biographies are included below. Ms Robertson will serve on the Audit Committee and the Compensation Committee of the Board, and Mr. Craddock will serve on the Nominating and Corporate Governance Committee and the ESG Committee of the Board.

Audrey Robertson has served as the co-founder and Chief Financial Officer of Franklin Mountain Energy, LLC, a private oil and gas company operating in the Permian Basin since September 2018. She also serves as a co-founder and Managing Partner of Copper Trail Partners, LLC, a private equity platform based in Denver since November 2017. From 2005 to 2016, she served as a Partner and Senior Managing Director at Kayne Anderson Capital Advisors. Prior thereto, she was an investment banker with Goldman Sachs & Co. Ms. Robertson served on the board of directors of Extraction Oil and Gas from September 2019 to January 2021 and has served on the boards of several private companies and not-for-profit organizations. She holds a Bachelor of Science Degree in Applied Economics and Management from Cornell University and a Master’s Degree in Accounting from the University of Southern California.

James E. Craddock served as the Chairman and Chief Executive Officer of Rosetta Resources, Inc. from February 2013 through July 2015, when Rosetta merged with Noble Energy, Inc. Mr. Craddock served on Noble’s board of directors from 2015 until Noble was acquired by Chevron in 2020. He joined Rosetta in April 2008 as Vice President, Drilling and Production Operations, and was named a Senior Vice President in January 2011. From April 2006 to March 2008, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc., an exploration and production start-up company focused on coal bed methane development. Mr. Craddock began his industry career with Superior Oil Company in 1981 and then held a broad range of technical, operational, and strategic roles with Burlington Resources Inc. and its predecessor companies for more than 20 years. At Burlington, he held a series of positions of increasing responsibility. Mr. Craddock serves on the board of directors of Crescent Point Energy, Inc. He also serves as a member of the Advisory Board of the Department of Engineering at Texas A&M University. Mr. Craddock received his Bachelor of Science Degree in Mechanical Engineering from Texas A&M University.

In connection with their appointments, Bonanza Creek has entered or will enter into its standard form of indemnification agreement with each of the new directors, which is incorporated by reference to Exhibit 10.3 hereto and incorporated by reference into this Item 5.02. The new directors will receive the standard non-employee director compensation for serving on the Board prorated to reflect their partial year of service, including (prior to proration) an annual retainer of $81,250 for Ms. Robertson and $72,750 for Mr. Craddock (in each case inclusive of committee service) and an award of a number of restricted stock units equal to $125,000 divided by the volume-weighted average price of Bonanza Creek’s stock during the 30 trading days immediately preceding the grant-date of the award. The specific terms of Bonanza Creek’s standard director compensation are described further in Bonanza Creek’s annual proxy statement that was filed with the Commission on April 24, 2020.

Ms. Robertson and Mr. Craddock are not related to any existing officer or director of Bonanza Creek, or each other. There are no transactions or relationships between or among Ms. Robertson, Mr. Craddock and Bonanza Creek that would be required to be reported under Item 404(a) of Regulation S-K.

As of the Effective Time, the Board has seven members consisting of Brian Steck as Chairman, James E. Craddock, Eric T. Greager, Carrie L. Hudak, Paul Keglevic, Audrey Robertson, and Jeffrey E. Wojahn.

Item 7.01	Regulation FD Disclosure.

On April 1, 2021, Bonanza Creek issued a news release announcing the completion of the Merger as part of HighPoint’s Reorganization and other matters. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act..

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements.

The audited consolidated and combined balance sheets of HighPoint as of December 31, 2020 and 2019 and the audited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of HighPoint for the years ended December 31, 2020, 2019 and 2018, and the notes related thereto, are incorporated by reference to HighPoint’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, filed as Exhibit 99.1 to Bonanza Creek’s Current Report on Form 8-K, filed with the Commission on March 1, 2021, and are incorporated by reference into this Item 9.01(a).

(b)    Pro Forma Financial Information.

The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this report within the required time period.

(d)    Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc., HighPoint Resources Corporation and Boron Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on November 9, 2020).
4.1*	Indenture, dated as of April 1, 2021, by and among Bonanza Creek Energy, Inc., U.S. Bank National Association, as trustee, and the subsidiary guarantors party thereto.
4.2*	First Supplemental Indenture, dated as of April 1, 2021, by and among Bonanza Creek Energy, Inc., U.S. Bank National Association, as trustee, HighPoint Resources Corporation, HighPoint Operating Corporation and Fifth Pocket Productions, LLC.

4.3	Confirmation Order, filed March 18, 2021 (incorporated by reference to Exhibit 99.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on March 22, 2021).
10.1*†	Second Amendment to Credit Agreement, dated as of April 1, 2021, between Bonanza Creek Energy, Inc., JPMorgan Chase Bank, N.A., as the administrative agent, and a syndicate of financial institutions, as lenders.
10.2*	Registration Rights Agreement, dated April 1, 2021, between Bonanza Creek Energy, Inc., and Franklin Advisers, Inc.
10.3	Form of Indemnification Agreement between Bonanza Creek Energy, Inc. and the directors and executive officers of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 10.7 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on April 28, 2017).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
99.1*	Press Release, dated April 1, 2021.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith.
†	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Bonanza Creek agrees to furnish a supplemental copy of any omitted schedule or attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA CREEK ENERGY, INC.

Dated: April 1, 2021	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Executive Vice President, General Counsel and Secretary